UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12

DIGITAL ALLY, INC.
(Name of Registrant as Specified In Its Charter)

STEPHEN GANS
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 4, 2014 Stephen Gans released the press release below.

DIGITAL ALLY, INC. DIRECTOR STEPHEN GANS FILES DEFINITIVE PROXY MATERIAL URGING STOCKHOLDERS TO VOTE AGAINST MANAGEMENT PROPOSALS

Stockholders can protect value of their investment in Digital Ally by voting the GOLD proxy card Against the Incumbent Board’s proposals.

LENEXA, KS — June 4, 2014 -Stephen Gans, a director and stockholder of Digital Ally, Inc., (Nasdaq: DGLY) (the “Company”), announced today that mailing has begun of definitive proxy material that has been filed with the Securities and Exchange Commission in opposition to certain proposals recommended by the other members of the Company’s board of directors and being voted upon at the Company’s annual meeting scheduled to be held Thursday, June 12, 2014.  Mr. Gans is the beneficial owner of over 17% of the Company’s outstanding shares of common stock.

In connection with his proxy solicitation, Mr. Gans delivered the following letter urging Shareholders to protect their investment in the Company by voting the GOLD proxy card:

1.              AGAINST the proposal of the Incumbent Directors to approve under applicable Nasdaq rules the issuance of all shares of Common Stock issuable upon conversion of the $2.0 million principal amount senior secured convertible note and exercise of the common stock purchase warrant issued in connection with the Company’s March 2014 private placement; and

2.              AGAINST the proposal of the Incumbent Directors to approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of capital stock that the Company may issue from 9,375,000 to 85,000,000, of which 75,000,000 shall be classified as Common Stock and 10,000,000 shares shall be classified as blank check preferred stock;

Stockholders that need assistance in voting their shares or have any questions are urged to call Mr. Gans’s proxy solicitor, Mackenzie Partners, Inc., at (800) 322-2885 (Toll Free) or at (212) 929-5500.

URGENT:  TIME SENSITIVE

PLEASE VOTE TODAY BY INTERNET OR TELEPHONE

Dear Digital Ally Fellow Stockholder:

I am a director of Digital Ally, Inc., a Nevada corporation (the “Company”), and the beneficial owner of an aggregate of 398,587 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), representing over 17% of the outstanding shares of the Common Stock. For the reasons set forth in the attached Proxy Statement, I am seeking your support at the annual meeting of stockholders scheduled to be held at the Company’s facility located at 9705 Loiret Boulevard, Lenexa, Kansas 66219, on Thursday, June 12, 2014, at 10:00 a.m. C.D.T., including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), for the following purposes:

1.                                      To vote AGAINST the recommendation of the other four members of the Board of Directors of the Company (the “Board”) to approve under applicable Nasdaq rules the issuance of all shares of Common Stock issuable upon conversion of the $2.0 million principal amount Senior Secured Convertible Note (the “Note”) and exercise of the Common Stock purchase warrant (the “Warrant”) issued in connection with the Company’s March 2014 private placement (the “Convertible Debt Transaction”);

2.                                      To vote AGAINST the recommendation of the other four members of the Board to approve a proposed amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of capital stock that the Company may issue from 9,375,000 to 85,000,000, of which 75,000,000 shall be classified as Common Stock and 10,000,000 shares shall be classified as blank check preferred stock (the “Charter Amendment”);

3.                                      To transact such other business as may properly come before the meeting.

I believe the Company is currently suffering from the failure by the other members of the Board to adequately educate and inform themselves about strategic financing opportunities, which has resulted in the highly dilutive Convertible Debt Transaction on terms unfavorable to the Company and detrimental to the interests of its stockholders. I believe that the nearly 75% decline in the Company’s stock price since it began trading in May 2007, and particularly the 37.3% decline in the Company’s stock price since the announcement of the Convertible Debt Transaction on March 25, 2014, reflects these problems. An 807% increase in the Company’s authorized shares and the creation of a class of blank check preferred stock pursuant to the Charter Amendment also has the potential to be highly dilutive to the current stockholders of the Company and detrimental to our collective interests. The Charter Amendment could permit future issuances of Common Stock that would dilute the stock ownership of a holder seeking to effect a change in composition of the Board or contemplating a merger, tender offer or other business combination transaction involving the Company. Additional reasons are detailed in the “Reasons for the Solicitation” section in the attached Proxy Statement.

I have served as a director of the Company since May 2012, but following disagreements with the other directors over the financial and strategic direction of the Company, I was, against my wishes, not nominated for reelection at the Annual Meeting.

I recently filed a stockholder derivative lawsuit against the other members of the Board for breach of fiduciary duties to the Company and its stockholders in connection with the Convertible Debt Transaction and failure to provide information regarding allocation of resources between the Company and Infinity Energy Resources, Inc. See “Reasons for the Solicitation” in the attached Proxy Statement for more information about this lawsuit.

I urge you to carefully consider the information contained in the attached Proxy Statement and then support my efforts by signing, dating and returning the enclosed GOLD proxy card today. The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders of the Company on or about June 3, 2014.

All stockholders are strongly encouraged to attend the Annual Meeting. If you do not plan to attend the Annual Meeting, you are urged to sign, date and promptly return the GOLD proxy card enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

If you have already voted in favor of approving under applicable Nasdaq rules the issuance of all shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant or in favor of approving the Charter Amendment, you have every right to change your vote by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact MacKenzie Partners, Inc., which is assisting me, at the address and toll-free numbers listed below.

Thank you for your consideration and support.

Stephen Gans

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR GOLD PROXY CARD OR VOTE BY INTERNET OR TELEPHONE IN TIME TO BE RECEIVED NO LATER THAN WEDNESDAY, JUNE 11, 2014.

If you have any questions, require assistance with voting your GOLD proxy card or need additional copies of the proxy materials, please contact:

MacKenzie Partners, Inc.

105 Madison Avenue
New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885